UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 18, 2012

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite 1500, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2012, the Board of Directors of Health Discovery Corporation (the “Company”) appointed John A. Norris, JD, MBA as Chief Executive Officer. Prior to his appointment, Dr. Norris, age 65, served as the Company’s Executive Vice President, Chief Technology Officer, and Chief Regulatory Officer for the past three years.

Dr. Norris is a Former Principal Deputy Commissioner (second-in-command) and Chief Operating Officer (COO) of the US FDA (Food and Drug Administration), where with Former FDA Commissioner, Dr. Frank Young, he co-led the last major reform of the FDA. This work was performed under the overall leadership of President Ronald Reagan, HHS Secretaries Margaret Heckler and Dr. Otis Bowen, FDA Commissioner Dr. Frank Young, Senator Orrin Hatch, and Congressman Paul Rogers.

Dr. Norris is a Former Director and Co-Leader of the turnaround of Summit Technology (NASDAQ: BEAM), inventor of computer-driven (semi-automated) laser eye surgery.  The FDA approved Summit's version of LASIK using the Summit Apex Plus Excimer Laser Workstation.  Alcon Laboratories Inc. (NYSE: ACL), the eye-products unit of Nestle, S.A., acquired Summit Technology, Inc., for $893 million.  Summit Technology, based in Waltham, Massachusetts, had sales of $111 million.

In addition, Dr. Norris is a Former Corporate Officer, Corporate Executive Vice President, and Worldwide Managing Director for Life Sciences Coaching and Consulting at Hill & Knowlton.  With 83 offices in 46 countries, Hill and Knowlton is one of the world's largest marketing and management coaching and consulting firms.  It represents many of the world's premier healthcare, life sciences, and healthcare-IT companies

Dr. Norris is a Director of Ischemix, a developer of next generation heart medicines for advancing ischemia-reperfusion therapy.  In addition, he was CEO and is now Chairman of Needlebot, a developer and manufacturer of a next generation software search engine for searching and analyzing "unstructured text" contained in many sources, including nurses' notes, doctors' notes, medical records, medical literature, and clinical trial records, at both the Internet and Enterprise levels, as well as CEO and now Chairman of Norris Capital, a corporate finance and holding company and a boutique legal, regulatory, financial, marketing, and management/strategy coaching and consulting firm.  He is also a Director of Last Call Ventures, LLC, a food-supplement company.

Dr. Norris was CEO and is now Chairman of FDDH (Food, Drug, Device, and Healthcare), a healthcare-delivery and healthcare-IT coaching firm, and was CEO and is now Chairman of the Joseph D. Norris, Esq., Health Law and Public Policy Fund. The Joseph D. Norris, Esq., Health Law and Public Policy Fund supports university scholarships for health law and public policy student training.

Dr. Norris is also the Founder and Former Faculty-Editor-in-Chief and CEO of the academic journal, The American Journal of Law and Medicine, which he founded at Harvard, MIT, and Boston University, and which is now housed at Boston University.

Dr. Norris is the Former Chairman of Global MedChoices, which is developing a planned response to US healthcare reform at the convergence of three elements: (1) advanced healthcare-IT, (2) specialty surgical services, and (3) key medical tourism locations.

He is also a Former Chairman of the American Society of Law, Medicine, and Ethics, a Former Vice-Chairman of the Massachusetts 4-H Foundation, and a Former Vice-Chairman of the American Bar Association's (ABA) Health Law Committee.

Dr. Norris has been a consultant to the senior management of global companies, including: Pfizer, Merck, J&J, and Glaxo.

Dr. Norris received a BA in Economics, with minors in Political Science and Chemical Engineering, from the University of Rochester, a JD with emphasis in health law, corporate law and international law from Cornell University Law School, an M.B.A. from Cornell University, S.C. Johnson Graduate School of Management, and a Graduate Certificate from Harvard University, Kennedy School of Government.

On the same date as his appointment as CEO, the Board of Directors also granted Dr. Norris a 2012 year-end bonus of $50,000 as well as entered into a new employment contract with him. The employment agreement has an initial term of six months and the Company shall, absent prior proper termination, automatically enter into a three year contract with Dr. Norris.

Under the terms of the employment agreement, Dr. Norris will receive a one-time  carry-forward bonus of 1,000,000 shares of the Company’s common stock and an annual base salary of $250,000. Dr. Norris will also be eligible to receive a cash bonus equal to $100,000 for every $0.01 in earnings per share as measured by US GAAP with a maximum of $400,000 received during each calendar year of the agreement. The Company will pay a $100,000 cash bonus to Dr. Norris upon the achievement of an equity investment of $10,000,000 paid into the Company.

Dr. Norris will receive 10,000,000 stock options with a strike price of $.05. These options vest immediately but are salable according to the following schedule: (i) 1,000,000 shares salable immediately, (ii) 2,000,000 options salable at the signing (or automatic extension) of a three year contract, (iii) 3,000,000 options salable on the one year anniversary of the signing of the three year contract, and (iv) 4,000,000 options will be salable on the second anniversary of the signing of the three year contract.

Dr. Norris may also receive a grant of 5,000,000 of shares of the Company common stock upon the Company attaining certain performance metrics in market capitalization.

Dr. Norris is eligible to be reimbursed monthly for reasonable and necessary business expenses and to receive health insurance benefits and other benefits. Dr. Norris will be entitled to twenty paid vacation days during the calendar year. If Dr. Norris’ employment is terminated Without Cause, as that term is defined in the employment agreement, or if Dr. Norris terminates the employment agreement for Good Reason, as that term is defined in the employment agreement, then Dr. Norris will receive severance and an acceleration of his equity salability terms. If the employment agreement is terminated for any other reason than Without Cause or for Good Reason, Dr. Norris is not eligible to receive severance. The employment agreement also generally provides that Dr. Norris will keep confidential information confidential and that he will not compete with us in our business nor solicit our customers or employees following termination of employment.

ITEM 9.01.	Financial Statements and Exhibits.

(a)           Not applicable
(b)           Not applicable
(c)           Not applicable
(d)           Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: December 27, 2012	By:	/s/ John A. Norris
Chief Executive Officer